Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Tom Schuler

(317) 822-5681

tschuler@braunconsult.com

BRAUN CONSULTING REPORTS THIRD QUARTER RESULTS

CHICAGO, IL — November 4, 2003 — Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the third quarter ended September 30, 2003.

Revenue prior to project expense reimbursements for the third quarter of 2003 was $7.5 million, an increase of 2.3 percent from the $7.3 million recorded in the second quarter of 2003, and a decrease of 14.2 percent from revenue of $8.8 million for the same period a year ago. Total revenue for the third quarter of 2003, including reimbursable expenses, was $8.4 million, an increase of 2.2 percent from the $8.2 million recorded in the second quarter of 2003, and a decrease of 12.7 percent from total revenue of $9.6 million for the same period a year ago. The net loss for the third quarter of 2003 was $2.8 million, or $0.17 per share, compared to a net loss of $3.2 million or $0.15 per share for the same period a year ago.

Pro forma net loss, excluding certain non-cash items of $2.0 million, for the third quarter of 2003 was $857 thousand or $0.05 per share, compared with a net loss for the same period a year ago, of $3.2 million or $0.15 per share.  Non-cash items for the third quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the third quarter.

“Sustained client relationships, several important new client wins and extensions, a solutions portfolio with strong market relevance, and the early stages of an economic recovery contributed to our improved results during the quarter,” commented Steve Braun, Chairman and CEO, Braun Consulting, Inc.   “We continued to see positive trending on several fronts, including: a sequential increase in quarterly revenue; an increase in utilization; an improvement in rates on new engagements; and, we were able to restructure some internal costs and lease obligations that will lead to future savings.  This sequential revenue growth combined with additional cost improvements continues to drive us towards our stated goals of cash flow neutrality and profitability.”

 “Bringing together our vertical experience with our deep business intelligence and analytical expertise, we have continued to steadily evolve our service offerings and hone our focus in a truly holistic, integrated manner to support our clients’ customer initiatives and ultimately, enable them to drive value from their customer and information assets,” continued Braun.  “Our ability to deliver tangible, impactful business results has Braun positioned to own client relationships at the most senior levels of an organization, and has protected us from being negatively impacted by commoditized offerings.  We believe our emphasis on customer value management has staying power, even in a difficult marketplace.”

Revenue before project expense reimbursements for the nine months ended September 30, 2003, was $22.3 million, down 41.1 percent from revenue of $37.9 million for the same period a year ago.  Total revenue for the nine months ended September 30, 2003, was $24.9 million, a decrease of 40.3 percent from total revenue of $41.7 million for the same period a year ago. The net loss for the nine months ended September 30, 2003 was $10.4 million, or $0.60 per share, compared to a net loss of $6.4 million or $0.31 per share for the same period a year ago.

Pro forma net loss, excluding certain non-cash items of $4.9 million, for the nine months ended September 30, 2003 was $5.5 million or $0.32 per share, compared with pro forma net loss, excluding special charges of $3.6 million, of $4.3 million or $0.21 per share, for the same period a year ago.  Non-cash items for the first nine months of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses. Special charges for the nine months ended September 30, 2002, included severance costs and expenses associated with the consolidation of office space.

“The business environment for our services steadily improved during the quarter, a trend which has continued into the fourth quarter. Looking ahead, we are encouraged by what we see,” commented Braun. “Despite the traditional year-end seasonal pressures, for the fourth quarter, we are expecting sequential revenue growth of up to 10% over the third quarter results, prior to expense reimbursements.”

Braun Consulting will host a conference call for investors today at 5:00 PM EDT to further discuss financial results for the third quarter and future outlook.   Steve Braun, President and Chief Executive Officer, and Tom Schuler, Senior Vice President of Corporate Development and Investor Relations, will lead the call.  To participate, please dial 888.497.4618.  The conference call will also be broadcast live on the Internet.  To hear the Webcast, please go to www.braunconsult.com, then click on Investor Relations.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements that involve risks or uncertainties, many of which are not under the control of the Company. The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement.  Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

About Braun Consulting

Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies.  Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty.  By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers.  Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, SAP, Siebel, Business Objects, Documentum, and others.  Additional information about Braun Consulting is available at www.braunconsult.com

BRAUN CONSULTING, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Revenue before expense reimbursements	$7,517	$8,766	$22,349	$37,936
Expense reimbursements	897	873	2,575	3,813
Total revenue	8,414	9,639	24,924	41,749

Costs and expenses:
Project personnel and expenses	5,840	7,987	19,008	28,874
Reimbursable expenses	897	873	2,575	3,813
Selling and marketing expenses	642	1,268	2,452	3,372
General and administrative expenses	3,895	4,834	11,332	16,627
Stock compensation	1	2	2	28
Total costs and expenses	11,275	14,964	35,369	52,714
Operating loss	(2,861)	(5,325)	(10,445)	(10,965)
Interest income	47	192	216	606
Loss before provision (benefit) for income taxes	(2,814)	(5,133)	(10,229)	(10,359)
Provision (benefit) for income taxes	12	(1,971)	155	(3,922)
Net loss	$(2,826)	$(3,162)	$(10,384)	$(6,437)

Loss per share:
Basic	$(0.17)	$(0.15)	$(0.60)	$(0.31)
Diluted	$(0.17)	$(0.15)	$(0.60)	$(0.31)

Reconciliation of net loss to pro forma net loss, excluding certain non-cash items and special charges:
Change in valuation allowance of deferred tax assets	1,969	—	4,929	—
Special charges	—	—	—	3,624
Pro forma net loss before tax effect of special charges	(857)	(3,162)	(5,455)	(2,813)
Tax effect of special charges	—	—	—	(1,450)
Pro forma net loss, excluding certain non-cash items and special charges	$(857)	$(3,162)	$(5,455)	$(4,263)

Pro forma loss per share, excluding certain non-cash items and special charges:
Basic	$(0.05)	$(0.15)	$(0.32)	$(0.21)
Diluted	$(0.05)	$(0.15)	$(0.32)	$(0.21)

Weighted average shares:
Basic	17,082,522	20,451,802	17,230,132	20,623,095
Diluted	17,082,522	20,451,802	17,230,132	20,623,095

Notes:

The Company provides pro forma earnings results (which exclude costs associated with employee severances and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles.  To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of the Company's current financial performance and its prospects for the future.  The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Potentially dilutive securities of 375,559 and 13,445, respectively, were excluded from the diluted loss per share calculation for the quarters ended September 30, 2003 and 2002, and 229,676 and 285,568 for the nine months ended September 30, 2003 and 2002, respectively, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.
BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$5,098	$1,803
Restricted cash	3,500	3,500
Marketable securities	8,575	26,800
Accounts receivable (net of allowance: $280 in 2003; $290 in 2002)	6,976	6,504
Prepaid expenses and other current assets	983	714

Total current assets	25,132	39,321
Equipment, furniture and software - net	6,460	8,015
Deferred tax asset (net of allowance: $20,695 in 2003; $15,766 in 2002)	—	—
Total assets	$31,592	$47,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$635	$900
Accrued compensation	640	331
Other accrued liabilities	640	861
Accrued restructuring	1,121	2,571
Unearned revenue	371	1,837
Total current liabilities	3,407	6,500
Deferred rent	1,177	1,134
Accrued restructuring	1,728	2,800
Total liabilities	6,312	10,434

Stockholders’ equity:
Preferred stock, $0.001 par value at September 30, 2003 and December 31, 2002; authorized 10,000,000 shares at September 30, 2003 and December 31, 2002; no shares have been issued at September 30, 2003 and December 31, 2002	—	—
Common stock, $0.001 par value at September 30, 2003 and December 31, 2002; authorized 50,000,000 shares at September 30, 2003 and December 31, 2002; issued and outstanding 17,082,522 shares at September 30, 2003 and 18,279,765 shares at December 31, 2002	17	18
Additional paid-in capital	102,831	104,070
Unearned deferred compensation	—	(2)
Accumulated deficit	(77,568)	(67,184)

Total stockholders’ equity	25,280	36,902

Total liabilities and stockholders’ equity	$31,592	$47,336

BRAUN CONSULTING, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(10,384)	$(6,437)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options	2	28
Income tax benefit from disqualifying stock dispositions	72	12
Loss on disposal of assets	—	561
Deferred income taxes	—	(3,998)
Provision for losses on accounts receivable	100	175
Depreciation and amortization	1,650	2,181
Non-cash restructuring costs	452	—
Changes in assets and liabilities:
Accounts receivable	(572)	5,077
Income taxes receivable	—	15
Prepaid expenses and other current assets	(269)	(276)
Accounts payable	(265)	(604)
Accrued liabilities	88	(221)
Deferred rent	43	—
Accrued restructuring	(2,974)	(797)
Unearned revenue	(1,466)	(696)
Net cash flows from operating activities	(13,523)	(4,980)

Cash flows from investing activities:
Purchases of marketable securities	(1,625)	(11,500)
Sales of marketable securities	19,850	15,350
Purchases of equipment, furniture and software	(95)	(388)
Net cash flows from investing activities	18,130	3,462

Cash flows from financing activities:
Exercise of stock options	7	719
Employee stock purchase plan	27	225
Treasury stock purchase and retirement	(1,346)	(984)
Net cash flows from financing activities	(1,312)	(40)

Net increase (decrease) in cash and cash equivalents	3,295	(1,558)

Cash and cash equivalents at beginning of period	1,803	2,673

Cash and cash equivalents at end of period	$5,098	$1,115

Supplemental disclosure of cash flow information:
Interest paid	$—	$—
Income taxes paid	$83	$61